SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     June 12, 2001
                                                -----------------------

                             Uniservice Corporation
                             ----------------------
             (Exact name of registrant as specified in its charter)



       Florida                       0-24681                    65-0816177
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File             (IRS Employer
   or incorporation)                  Number)                Identification No.)



                           Carmencita 25, Suite 102, Santiago, Chile (Address of
                            principal executive offices, including zip code)


Registrant's telephone number, including area code   011 (56-2) 334-3000
                                                     --------------------



          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.
         -------------

         Uniservice Corporation's operating subsidiary, Kentucky Foods Chile S.A., has received a "Notice of Default" from Tricon Restaurants International of all franchise agreements presently in effect between Kentucky Foods Chile and Tricon Restaurants International. The purpose of the Notice of Default is to identify existing defaults in Kentucky Foods Chile's contractual obligations and state a cure period within which all such defaults must be cured. The Notice of Default states that Kentucky Foods Chile has breached the franchise agreements in several respects, including but not limited to the following:

1. Failure to pay monthly franchise fee due pursuant to the Franchise Agreements for the month of March 2001 in the amount of approximately $46,600.

2. Failure to pay the monthly franchise fee due pursuant to the Franchise Agreements for the month of April 2001 in the amount of approximately $42,500.

3. Failure to pay the monthly franchise fee due pursuant to the Franchise Agreements for the month of May 2001 in the amount of approximately $41,000.

4. Failure to pay past due interest and administrative charges due pursuant to the Franchise Agreements for each of the above defaults in the total amount of approximately $1,600 as of June 12, 2001.

5. Failure to pay rent due for the months of March, April and May 2001 in the amount of approximately $8,900.

         If Kentucky Foods Chile fails to cure each default described above fully and completely on or before August 13, 2001, Tricon Restaurants International shall have the right to pursue all available, contractual and legal remedies against Kentucky Foods Chile and all guarantors. These remedies include the termination of the Franchise Agreements, collection of all past due sums and enforcement of all clauses of the Franchise Agreements and enforcement of all rights and obligations under the Franchise Agreements.

         Kentucky Foods Chile and Uniservice Corporation are currently negotiating with Tricon Restaurants International to cure all defaults under the Franchise Agreements prior to August 13, 2001.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UNISERVICE CORPORATION


                                       /s/Ricardo Vilensky
                                       -----------------------------------------
                                       Ricardo Vilensky, Chief Executive Officer


Dated: July 31, 2001


















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